UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 17, 2008 (December 31, 2007)

CARE INVESTMENT TRUST INC.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-33549 (Commission File Number)	38-3754322 (I.R.S. Employer Identification No.)

505 Fifth Avenue, 6th Floor, New York, New York (Address of principal executive offices)	10017 (zip code)

Registrant’s telephone number, including area code: (212) 771-0505

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Explanatory Note

This Current Report on Form-8K/A (this “Amendment”) is being filed to include disclosures that supplement those disclosures made by Care Investment Trust Inc. (the “Company”), a Maryland corporation, in its Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 4, 2008 (the “Form 8-K”), as set forth below.

The pro forma financial information described in Item 9.01 below should be read in conjunction with the Form 8-K, the respective historical financial statements and notes thereto of Care Investment Trust Inc. as of September 30, 2007 and for the period from June 22, 2007 (Commencement of Operations) to September 30, 2007, and Care’s Registration Statement on Form S-11, as amended, filed on June 21, 2007, as well as, the audited statements of revenues and expenses of the Cambridge entities for the year ended December 31, 2006, and the unaudited statements of revenues and certain expenses of the Cambridge entities for the nine-month period ended September 30, 2007, that were filed with our initial Form 8-K on January 4, 2008.

Item 9.01	Financial Statements and Exhibits

As previously announced on January 2, 2008, the Company and ERC Sub, L.P., a newly formed indirect subsidiary operating partnership (“Buyer”), entered into a Contribution and Purchase Agreement on December 31, 2007 with Cambridge Holdings Incorporated and certain of its affiliates (collectively, “Cambridge”) to purchase interests in eight limited liability entities owning nine medical office facilities located in Texas and Louisiana with a total agreed value of $263.0 million. The Company acquired the equity interests through a new “DownREIT” operating partnership subsidiary. The purchase price consisted of $61.9 million in cash and 700,000 operating partnership units with a market value of $10.74 per share on the transaction date ($7.5 million) and a stated value of $15.00 per share ($10.5 million). Cambridge will continue to act as general partner of each property-owning entity and manage and lease the medical office facilities.

This Amendment provides the Company’s Pro Forma Condensed Consolidated Balance Sheet (Unaudited) as of September 30, 2007 and the Pro Forma Condensed Statement of Operations (Unaudited) for the Period from June 22, 2007 (Commencement of Operations) to September 30, 2007, giving effect to the following three events which took place in the fourth quarter of 2007:

(1)	The acquisition of the interests in entities owning medical office buildings from Cambridge referred to above.
(2)	Our drawdown of $25 million on our warehouse facility with Column Financial Inc.
(3)	The repayment of a $34.5 million loan by one of our borrowers.

Proceeds from the second and third events above were utilized in the acquisition of the Cambridge properties.

The following exhibits are filed or furnished as part of this Report to the extent described in Item 9.01.

Exhibit No.	Description of Document
99.3

Care Investment Trust Inc.’s Pro Forma Condensed Consolidated Balance Sheet (Unaudited) as of September 30, 2007 and the Pro Forma Condensed Statement of Operations (Unaudited) for the Period from June 22, 2007 (Commencement of Operations) to September 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2008	CARE INVESTMENT TRUST INC.
	By:	/s/ Robert O’Neill
Name: Robert O’Neill Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.3

Care Investment Trust Inc.’s Pro Forma Condensed Consolidated Balance Sheet (Unaudited) as of September 30, 2007 and the Pro Forma Condensed Statement of Operations (Unaudited) for the Period from June 22, 2007 (Commencement of Operations) to September 30, 2007